Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Ponce Financial Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.01 per share	457(c) and (h)	1,920,368	$9.07	$17,417,737.76	$0.00014760	$2,570.86
Total Offering Amounts							$2,570.86
Total Fee Offsets							$0
Net Fee Due							$2,570.86

(1)

This Registration Statement registers the maximum number of shares of common stock issuable under our 2023 Long-Term Incentive Plan (the “Plan”). The maximum number of shares that may be delivered pursuant to the exercise of stock options or SARs (all of which may be granted in the form of incentive stock options, and at least 480,092 shares of which must be premium options) is 1,371,691 and the number of shares that may be issued as restricted stock awards or restricted stock units is 548,677 without reducing available options or SARs. In the event that restricted stock or restricted stock units are awarded in excess of 548,677 shares, then the maximum number of options or SARs that can be issued is reduced by three (3) shares for each share of restricted stock or a restricted stock unit awarded in excess of 548,677 shares. If no options or SARs are issued under the Plan, a maximum of 845,877 shares in connection with restricted stock or restricted stock units could be issued. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover additional shares of common stock which become issuable under the Plan by reason of any stock split, stock dividend, recapitalization, or other similar transaction.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933. The price per share and aggregate offering price are based upon the average of the high and low asked prices of the Registrant’s common stock on December 1, 2023, as reported on the Nasdaq Global Market.